Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED MARCH 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation

Sales	$0	(A)	$(112,134)	$0	$112,134

Costs and Expenses:
Cost of sales	0	(A)	(252,031)	0	252,031
Selling, general and administrative expenses	522,557	(A)	(1,436,582)	522,557	1,436,582

Total Costs and Expenses	522,557		(1,688,613)	522,557	1,688,613

Operating Loss	(522,557)		1,576,479	(522,557)	(1,576,479)
Gain on Sale of Property and Equipment - Net	0	(A)	(270,990)	0	270,990
Investment Income	26,385	(A)	(8,325)	26,385	8,325
Interest Expense	0		0	0	0
Other Expense - Net	(1,224)	(A)	48,010	(1,224)	(48,010)

Loss Before Income Taxes	(497,396)		1,345,174	(497,396)	(1,345,174)

Provision (Credit) for Income Taxes	0		0	0	0

Loss from Continuing Operations	(497,396)		1,345,174	(497,396)	(1,345,174)

Loss from Discontinued Operations - Net	(526,453)	(A)	(526,453)	0	0

NET LOSS	$(1,023,849)	(B)	$818,721	$(497,396)	$(1,345,174)

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

NINE MONTHS ENDED MARCH 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation

Sales	$0	(C)	$(2,004,973)	$0	$2,004,973

Costs and Expenses:
Cost of sales	0	(C)	(2,115,446)	0	2,115,446
Selling, general and administrative expenses	852,457	(C)	(3,133,508)	852,457	3,133,508

Total Costs and Expenses	852,457		(5,248,954)	852,457	5,248,954

Operating Loss	(852,457)		3,243,981	(852,457)	(3,243,981)
Gain on Sale of Property and Equipment - Net	0	(C)	(6,027,759)	0	6,027,759
Investment Income	128,229	(C)	(8,541)	128,229	8,541
Interest Expense	0	(C)	22,333	0	(22,333)
Other Income (Expense) - Net	(583,667)	(C)	(40,734)	(583,667)	40,734

(Loss) Earnings Before Income Taxes	(1,307,895)		(2,810,720)	(1,307,895)	2,810,720

Provision (Credit) for Income Taxes	0	(C)	(895,000)	0	895,000

(Loss) Earnings from Continuing Operations	(1,307,895)		(1,915,720)	(1,307,895)	1,915,720

Earnings from Discontinued Operations - Net	749,744	(C)	749,744	0	0

NET (LOSS) EARNINGS	$(558,151)	(D)	$(1,165,976)	$(1,307,895))	$1,915,720

CERBCO, Inc.

CONSOLIDATING SCHEDULE – BALANCE SHEET INFORMATION

MARCH 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation

ASSETS
Current Assets:
Cash and cash equivalents	$17,590,356		$0	$8,564,085	$9,026,271
Marketable securities	7,001,862		0	7,001,862	0
Accounts receivable	574,287		0	82,826	491,461
Inventories	114,398		0	0	114,398
Prepaid and refundable taxes	14,379		0	0	14,379
Prepaid expenses and other	165,985		0	66,248	99,737

TOTAL CURRENT ASSETS	25,461,267		0	15,715,021	9,746,246

Investment in subsidiary	0	(E)	(3,128,463)	3,128,463	0
Intercompany receivables and payables	0		0	(32,391)	32,391

Property, Plant and Equipment - net of accumulated depreciation	92,393		0	5,408	86,985

Other Assets:
Cash surrender value of SERP life insurance	2,342,515		0	2,019,382	323,133
Marketable securities	1,022,143		0	1,022,143	0
Deferred income taxes - net of valuation allowance	0		0	0	0
Deposits and other	44,489		0	44,489	0

TOTAL ASSETS	$28,962,807		$(3,128,463)	$21,902,515	$10,188,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,914,015		$0	$75,222	$1,838,793
Income taxes payable	10,000		0	0	10,000

TOTAL CURRENT LIABILITIES	1,924,015		0	75,222	1,848,793
Accrued SERP liability	3,396,555		0	3,050,334	346,221

TOTAL LIABILITIES	5,320,570		0	3,125,556	2,195,014

Non-Owned Interests	4,865,278	(C)(E)	4,865,278	0	0

Stockholders’ Equity:
Common stock	119,690	(E)	(176,087)	119,690	176,087
Class B Common stock	29,105	(E)	(11,904)	29,105	11,904
Additional paid-in capital	7,578,028	(E)	(4,022,323)	7,578,028	4,022,323
Retained earnings	11,050,136	(D)(E)	(4,973,040)	11,050,136	4,973,040
Treasury stock	0	(E)	1,189,613	0	(1,189,613)

TOTAL STOCKHOLDERS’ EQUITY	18,776,959		(7,993,741)	18,776,959	7,993,741

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,962,807		$(3,128,463)	$21,902,515	$10,188,755

CERBCO, Inc.

CONSOLIDATING ELIMINATION ENTRIES

MARCH 31, 2004

(unaudited)

(A)
Sales	$112,134
Gain on sale of property and equipment - net	270,990
Investment income	8,325
Loss from discontinued operations – net	526,453
Non-owned interests	818,721
Cost of sales		$252,031
Selling, general and administrative expenses		1,436,582
Other expense - net		48,010
To eliminate the discontinued operations of INEI Corporation for the three months ended March 31, 2004.

(B)
Current year operations adjustments	$818,721
Retained earnings		$818,721
To close out impact of eliminating entries on current quarter’s statement of operations.

(C)
Sales	$2,004,973
Gain on sale of property and equipment - net	6,027,759
Investment income	8,541
Other income	40,734
Cost of sales		$2,115,446
Selling, general and administrative expenses		3,133,508
Interest expense		22,333
Provision for income taxes		895,000
Earnings from discontinued operations – net		749,744
Non-owned interests		1,165,976
To eliminate the discontinued operations of INEI Corporation for the nine months ended March 31, 2004.

(D)
Retained earnings	$1,165,976
Current year operations adjustments		$1,165,976
To close out impact of eliminating entries on nine months’ statement of operations.

CERBCO, Inc.

CONSOLIDATING ELIMINATION ENTRIES

MARCH 31, 2004

(unaudited)

(E)
Common stock	$176,087
Class B stock	11,904
Additional paid-in capital	4,022,323
Retained earnings	3,807,064
Treasury stock		$1,189,613
Non-owned interests		3,699,302
Investment in subsidiary		3,128,463
To eliminate investment in INEI Corporation.